Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2024 Fourth Quarter and Year-End Results

PHOENIX, ARIZ. - November 20, 2024 - Universal Technical Institute, Inc. (NYSE: UTI), a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, reported financial results for the fiscal 2024 fourth quarter and the full year ended September 30, 2024. Universal Technical Institute, Inc. operates in two reportable segments, Universal Technical Institute (UTI) and Concorde Career Colleges (Concorde), and together with its segments and subsidiaries is referred to as the “Company,” “we,” “us” or “our.”

•Met or surpassed fiscal year 2024 guidance ranges for all key financial metrics.
•Full year revenue of $732.7 million in 2024, an increase of 20.6% over the prior year, with the UTI division contributing $486.4 million and the Concorde division contributing $246.3 million.
•Full year net income was $42.0 million, an increase of 240.9% over the prior year.
•Full year adjusted EBITDA(1) was $102.9 million, an increase of 60.1% over the prior year.
•Full year total new student starts of 26,885, an increase of 18.9% over the prior year, with UTI contributing 15,138 and Concorde contributing 11,747.
•Established fiscal 2025 full year guidance ranges including revenue of $800-$815 million, net income of $52-56 million and adjusted EBITDA of $120-$124 million.
“We concluded the first stage of our North Star Strategy in fiscal 2024 achieving both strong results and momentum,” said Jerome Grant, CEO of Universal Technical Institute, Inc. “We met or exceeded guidance across all key metrics with full year revenue and adjusted EBITDA increasing over 21% and 60% year-over-year, respectively. These results reflect our consistent execution on the growth, diversification, and optimization tenets of our strategic plan as we continue ramping newly launched programs across both divisions, while further improving margins through workforce and facilities optimization.
“Building on the momentum generated this year, fiscal 2025 is on track to be another year of impressive growth as we enter Phase II of the North Star Strategy. We remain confident in achieving year-over-year revenue and adjusted EBITDA growth of at least 10% and 19%, respectively. We are beginning this next phase of our growth and diversification strategy with the Company positioned stronger than ever to drive long-term value for our shareholders.”
Financial Results for the Three-Month Period Ended September 30, 2024 Compared to 2023
•Revenues increased 15.3% to $196.4 million, compared to $170.3 million.
•Operating expenses increased 6.5% to $170.3 million, compared to $160.0 million.
•Operating income was $26.0 million compared to $10.3 million.
•Net income was $18.8 million compared to $6.7 million.
•Basic and diluted earnings per share (EPS) were $0.35 and $0.34, respectively, compared to $0.10.
•Adjusted EBITDA(1) increased 94.6% to $37.3 million, compared to $19.2 million.
•New student starts of 11,492 compared to 10,392.

UTI
•Revenues of $130.5 million, a 13.2% increase from the comparable period revenues of $115.3 million, due primarily to growth in average full-time active students.
•Operating expenses were $100.1 million, compared to $100.8 million. Expenses remained nearly flat despite expenses incurred during the current year for the new program launches.
•Adjusted EBITDA(1) increased 74.3% to $37.5 million compared to $21.5 million.
•New student starts increased 8.7% to 7,068, while average full-time active students increased 9.2%.

Concorde
•Revenues of $65.8 million, an increase of 19.7% over the comparable period revenues of $55.0 million, due primarily to growth in average full-time active students.
•Operating expenses were $59.1 million, compared to $51.8 million. The increase was primarily due to growth in average full-time active students and additional expenses incurred during the current year related to new program launches.
•Adjusted EBITDA(1) increased 108.0% to $8.3 million compared to $4.0 million.
•New student starts increased 13.7% to 4,424, while average full-time active students increased 13.8%.
Financial Results for the Year Ended September 30, 2024 Compared to 2023(2)
•Revenues increased 20.6% to $732.7 million, which exceeded our updated full-year guidance range of $720-730 million, compared to $607.4 million primarily due to growth in average full-time active students at both UTI and Concorde and the inclusion of two additional months of revenue for Concorde(2).
•Operating expenses increased 15.0% to $673.8 million, compared to $586.0 million, primarily due to the growth in average full-time active students at both UTI and Concorde, costs associated with program expansions and the inclusion of two additional months of expenses for Concorde(2).
•Operating income increased 175.2% to $58.9 million compared to $21.4 million.
•Net income was $42.0 million compared to $12.3 million.
•Basic and diluted EPS were $0.77 and $0.75, respectively, compared to $0.13.
•Adjusted EBITDA(1) increased 60.1% to $102.9 million, which was within the updated full year guidance range of $102-104 million, compared to $64.2 million.
•Net cash provided by operating activities increased 74.8% to $85.9 million compared to $49.1 million.
•Adjusted free cash flow(1) was $73.5 million, exceeding the full year guidance range of $62-66 million.
•New student starts of 26,885, exceeding our updated full year guidance range of 25,500-26,500.
UTI
•Revenues of $486.4 million, an increase of 13.3% over the prior year revenues of $429.3 million due to the growth in average full-time active students.
•Operating expenses were $408.6 million, compared to $386.6 million. The increase was primarily due to the growth in average full-time active students and expenses incurred during the current year for new program launches completed and currently underway.
•Adjusted EBITDA(1) increased 45.4% to $104.1 million compared to $71.6 million.
•New student starts increased 6.7% to 15,138, while average full-time active students increased 9.5%.
Concorde(2)
•Revenues of $246.3 million, an increase of 38.3% over the prior year revenues of $178.1 million due to the inclusion of two additional months of revenue during the current year, along with growth in average full-time active students.
•Operating expenses were $225.5 million compared to $167.6 million. The increase was due to the inclusion of two additional months of expenses during the current year and additional expenses related to higher average students and program launches.
•Adjusted EBITDA(1) increased 73.8% to $28.3 million compared to $16.3 million.
•New student starts increased 39.3% to 11,747, partially due to the inclusion of two additional months during the current year, while average full-time active students increased 10.7%.
Balance Sheet and Liquidity
At September 30, 2024, our total available liquidity was $230.9 million, including $69.0 million available from the revolving credit facility. Total debt at September 30, 2024 was $125.7 million, including $56.0 million drawn on the revolving credit facility. For fiscal 2024, the Company incurred $24.3 million of cash capital expenditures ("capex") driven primarily by investments in program expansions for both UTI and Concorde, along with spending associated with curriculum and equipment refresh and upgrades, facility and leasehold improvements, and IT investments.

Fiscal 2025 Financial Outlook
“Our financial performance in fiscal 2024 underscores UTI’s disciplined approach to growth and operational efficiency as we have met or exceeded guidance across all core metrics for both the quarter and full year,” said Christine Kline, Interim CFO of Universal Technical Institute, Inc. “The Concorde division continued to surpass expectations driven by program expansions and newer programs maturing, as well as increased marketing and admissions spend, all of which boosted student growth. The UTI division delivered year-over-year growth in average full-time active students supported by continued growth across the programs launched in the current and prior year.
“Entering fiscal 2025, we are pleased to announce our formal guidance ranges for the fiscal year. With Phase II of our North Star strategy now underway, we’re well positioned to deliver continued sustainable growth through campus and program expansion initiatives, increased workforce and resource optimizations, and enhanced marketing and admissions yield. Furthermore, our balance sheet remains strong, allowing us to actively evaluate all growth opportunities.”

	FY 2024	FY 2025	Year-Over-Year
($ in millions excluding new student starts and EPS)	Actuals	Guidance	Growth(3)
New student starts	26,885	28,000 - 29,000	6%
Revenue	$732.7	$800 - 815	10%
Net Income	$42.0	$52 - 56	29%
Diluted EPS	$0.75	$0.93 - 1.01	29%
Adjusted EBITDA(1)(4)	$102.9	$120 - 124	19%
Adjusted free cash flow(1)(4)(5)	$73.5	$58 - 62	(18)%
(1)     See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
(2)     Fiscal 2023 reflects UTI results for the full year and Concorde results beginning December 1, 2022. Total company year-over-year comparisons are shown on an "as-reported basis."
(3)    Year-over-year growth percentages are calculated using the fiscal 2025 guidance midpoint.
(4)     Beginning in FY2025, growth investments for program expansion and new campus initiatives will no longer be included as add-backs in Adjusted EBITDA and Adjusted free cash flow calculations, affecting the year-over-year comparability.
(5)    Includes $24.3 million of total capex for FY2024 primarily related to program expansions and a consistent level of annual maintenance capex. For FY 2025, assumes approximately $55M of total capex, including investments for new campus launches and program expansions, and maintenance capex.

For the Company's most recent investor presentation and quarterly financial supplement, please see its investor relations website at https://investor.uti.edu.
Conference Call
Management will hold a conference call to discuss the financial results for the fiscal 2024 fourth quarter and full year ended September 30, 2024, on Wednesday, November 20, 2024 at 4:30 pm EST.
To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu or the telephone replay can be accessed through December 4, 2024, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 8876412.

Use of Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.
Adjusted EBITDA
The Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations.
Adjusted Free Cash Flow
The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations.
Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, our adjustments for items that management does not consider to be normal recurring operations include:
•Acquisition-related costs: We have excluded costs associated with both potential and announced acquisitions to allow for comparable financial results to historical operations and forward-looking guidance.
•Integration-related costs for completed acquisitions: We have excluded integration costs related to business structure realignment and new programs for recent acquisitions to allow for comparable financial results to historical operations and forward-looking guidance. In addition, the nature and amount of such charges vary significantly based on the size and timing of the programs. By excluding the referenced expenses from our non-GAAP financial measures, our management is able to further evaluate our ability to utilize existing assets and estimate their long-term value. Furthermore, our management believes that the adjustment of these items supplements the GAAP information with a measure that can be used to assess the sustainability of our operating performance.
•One-time costs associated with new campus openings: During fiscal 2022, we opened new campus locations in Austin, Texas and Miramar, Florida. We continued to incur one-time costs during fiscal 2023 for the campus opening as we completed the build-out of the remaining programs in the new facilities. We disclose any campus adjustments as direct costs (net of any corporate allocations). Outfitting a new campus requires significant facility improvements and modifications, and the purchase of technical equipment and training aids necessary for teaching our programs, the combination of which requires a significant investment by the Company which would not be considered part of normal recurring operations.
•Restructuring charges: In December 2023, we announced plans to consolidate the two Houston, Texas campus locations to align the curriculum, student facing systems, and support services to better serve students seeking careers in in-demand fields. As part of the transition, the MIAT Houston campus, acquired in November 2021, began a phased teach-out in May 2024, and such campus began operating under the UTI brand. MIAT-Houston students who have not completed their programs before their program’s teach-out date may enroll at UTI-Houston to complete their program. Both facilities will remain in use post-consolidation.
•Facility lease accounting adjustments: During 2022, as part of our facility optimization project, we recorded lease accounting adjustments for lease termination payments associated with our Orlando, Florida and MMI Phoenix, Arizona campuses and a non-cash lease adjustment when we purchased our Lisle, Illinois campus. During 2024, we recorded a lease accounting adjustment for a lease termination payment for the previous Concorde corporate offices. These adjustments are not considered part of normal recurring operations.
•Costs related to the purchase of our campuses: We lease the majority of our campus locations. Over the past three years due to shifts within the real estate environment, we have been presented with the opportunity to purchase three of our campus locations. These purchases are significant capital expenditures and not considered part of normal recurring operations.

To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.
Forward Looking Statements
All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address our expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) the Company’s expectation that it will meet its fiscal year 2025 guidance for new student start growth, revenue growth, net income, diluted earnings per share, Adjusted EBITDA and Adjusted Free Cash Flow; (2) the Company’s expectation that it will continue to expand its value proposition and build a business that can grow in double digits with potential upside, regardless of the economic environment; and (3) the Company’s expectation that it will succeed in new program launches next year. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect our actual results include, among other things, failure of our schools to comply with the extensive regulatory requirements for school operations; our failure to maintain eligibility for or our ability to process federal student financial assistance funds; the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs; the effect of future legislative or regulatory initiatives related to veterans’ benefit programs; continued Congressional examination of the for-profit education sector; regulatory investigations of, or actions commenced against, us or other companies in our industry; changes in the state regulatory environment or budgetary constraints; our failure to execute on our growth and diversification strategy, including effectively identifying, establishing and operating additional schools, programs or campuses; our failure to realize the expected benefits of our acquisitions, or our failure to successfully integrate our acquisitions.; our failure to improve underutilized capacity at certain of our campuses; enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions; our failure to maintain and expand existing industry relationships and develop new industry relationships; our ability to update and expand the content of existing programs and develop and integrate new programs in a timely and cost-effective manner while maintaining positive student outcomes; a loss of our senior management or other key employees; failure to comply with the restrictive covenants and our ability to pay the amounts when due under the credit agreement; the effect of our principal stockholder owning a significant percentage of our capital stock, and thus being able to influence certain corporate matters and the potential in the future to gain substantial control over our company; the effect of public health pandemics, epidemics or outbreak, including COVID-19, and other risks that are described from time to time in our public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by us in this press release and the related conference call are based only on information currently available to us and speak only as of the date on which it is made. We expressly disclaim any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure
Universal Technical Institute (UTI) uses its websites (https://www.uti.edu/ and https://investor.uti.edu/) and LinkedIn page (https://www.linkedin.com/school/universal-technical-institute/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and UTI may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.
About Universal Technical Institute, Inc.
Universal Technical Institute, Inc. (NYSE: UTI) was founded in 1965 and is a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, whose mission is to serve students, partners, and communities by providing quality education and support services for in-demand careers across a number of highly-skilled fields. The Company is comprised of two divisions: Universal Technical Institute ("UTI") and Concorde Career Colleges ("Concorde"). UTI operates 16 campuses located in nine states and offers a wide range of transportation and skilled trades technical training programs under brands such as UTI, MIAT College of Technology, Motorcycle Mechanics Institute, Marine Mechanics Institute and NASCAR Technical Institute. Concorde operates across 17 campuses in eight states, offering programs in the Allied Health, Dental, Nursing, Patient Care and Diagnostic fields. For more information, visit www.uti.edu or www.concorde.edu, or visit us on LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges or on Twitter @news_UTI or @ConcordeCareer.

Company Contact:
Christine Kline
Interim Chief Financial Officer and Chief Accounting Officer
Universal Technical Institute, Inc.
(623) 445-9464

Media Contact:
Susan Aspey
Vice President, Corporate Affairs & External Communications
Universal Technical Institute, Inc.
(202) 549-0534
saspey@uti.edu

Investor Relations Contact:
Matt Glover or Cody Cree
Gateway Group, Inc.
(949) 574-3860
UTI@gateway-grp.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues	$196,358	$170,298	$732,687	$607,408
Operating expenses:
Educational services and facilities	99,355	93,155	384,529	329,870
Selling, general and administrative	70,981	66,804	289,267	256,139
Total operating expenses	170,336	159,959	673,796	586,009
Income from operations	26,022	10,339	58,891	21,399
Other (expense) income:
Interest income	1,472	1,601	6,314	5,861
Interest expense	(2,267)	(2,639)	(9,471)	(9,656)
Other income (expense)	143	(57)	496	483
Total other (expense) income, net	(652)	(1,095)	(2,661)	(3,312)
Income before income taxes	25,370	9,244	56,230	18,087
Income tax expense	(6,530)	(2,541)	(14,229)	(5,765)
Net income	18,840	6,703	42,001	12,322
Preferred stock dividends	—	(1,278)	(1,097)	(5,069)
Income available for distribution	18,840	5,425	40,904	7,253
Income allocated to participating securities	—	(2,025)	(2,855)	(2,712)
Net income available to common shareholders	$18,840	$3,400	$38,049	$4,541

Earnings per share:
Net income per share - basic	$0.35	$0.10	$0.77	$0.13
Net income per share - diluted	$0.34	$0.10	$0.75	$0.13

Weighted average number of shares outstanding(1):
Basic	53,813	34,070	49,429	33,985
Diluted	55,404	34,824	50,851	34,479
(1)     On December 18, 2023, the Company exercised in full its right of conversion of the Company’s Series A Preferred Stock which resulted in the conversion of all outstanding Series A Preferred shares into 19,296,843 shares of Common Stock. As of September 30, 2024 there were 53,816,995 shares of Common Stock outstanding.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	September 30, 2024	September 30, 2023
Assets
Cash and cash equivalents	$161,900	$151,547
Restricted cash	5,572	5,377
Receivables, net	31,096	25,161
Notes receivable, current portion	6,200	5,991
Prepaid expenses	11,945	9,412
Other current assets	5,238	7,497
Total current assets	221,951	204,985
Property and equipment, net	264,797	266,346
Goodwill	28,459	28,459
Intangible assets, net	18,229	18,975
Notes receivable, less current portion	36,267	30,672
Right-of-use assets for operating leases	158,778	176,657
Deferred tax assets	3,563	3,768
Other assets	12,531	10,823
Total assets	$744,575	$740,685
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$83,866	$69,941
Deferred revenue	92,538	85,738
Operating lease liability, current portion	22,210	22,481
Long-term debt, current portion	2,697	2,517
Other current liabilities	3,652	4,023
Total current liabilities	204,963	184,700
Deferred tax liabilities	4,696	663
Operating lease liability	146,831	165,026
Long-term debt	123,007	159,600
Other liabilities	4,847	4,729
Total liabilities	484,344	514,718
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 53,899 and 34,157 shares issued, and 53,817 and 34,075 shares outstanding as of September 30, 2024 and 2023, respectively	5	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 0 and 676 shares of Series A Convertible Preferred Stock issued and outstanding, liquidation preference of $100 per share as of September 30, 2024 and 2023, respectively	—	—
Paid-in capital - common	220,976	151,439
Paid-in capital - preferred	—	66,481
Treasury stock, at cost, 82 shares as of September 30, 2024 and 2023	(365)	(365)
Retained earnings	38,509	5,946
Accumulated other comprehensive income	1,106	2,463
Total shareholders’ equity	260,231	225,967
Total liabilities and shareholders’ equity	$744,575	$740,685

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Year Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$42,001	$12,322
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,324	25,215
Amortization of right-of-use assets for operating leases	21,861	20,604
Provision for credit losses	7,547	3,319
Stock-based compensation	8,560	3,848
Deferred income taxes	4,439	4,636
Unrealized (loss) gain on interest rate swaps, net of taxes	(1,357)	250
Other, net	1,802	1,651
Changes in assets and liabilities:
Accounts and notes receivables	(17,796)	(5,726)
Prepaid expenses and other current assets	(3,651)	(2,013)
Accounts payable, accrued expenses and other current liabilities	10,998	(5,885)
Deferred revenue	6,800	11,370
Operating lease liability	(22,449)	(20,474)
All other assets and liabilities	(2,184)	31
Net cash provided by operating activities	85,895	49,148
Cash flows from investing activities:
Purchase of property and equipment	(24,298)	(56,685)
Proceeds received upon maturity of investments	—	29,000
Cash paid for acquisitions, net of cash acquired	—	(16,381)
Other investing activities	296	—
Net cash used in investing activities	(24,002)	(44,066)
Cash flows from financing activities:
Proceeds from revolving credit facility	41,000	89,484
Payments on revolving credit facility	(75,000)	—
Payment of term loans and finance leases	(2,518)	(1,788)
Preferred share repurchase	(11,503)	—
Payment of preferred stock cash dividend	(1,097)	(5,069)
Payment of payroll taxes on stock-based compensation through shares withheld	(2,227)	(781)
Net cash (used in) provided by financing activities	(51,345)	81,846
Change in cash, cash equivalents and restricted cash	$10,548	$86,928
Cash and cash equivalents, beginning of period	$151,547	$66,452
Restricted cash, beginning of period	5,377	3,544
Cash, cash equivalents and restricted cash, beginning of period	$156,924	$69,996
Cash and cash equivalents, end of period	$161,900	$151,547
Restricted cash, end of period	5,572	5,377
Cash, cash equivalents and restricted cash, end of period	$167,472	$156,924

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Student Metrics

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	7,068	4,424	11,492	6,500	3,892	10,392
Year-over-year growth (decline)	8.7%	13.7%	10.6%	9.0%		74.2%
Average full-time active students	14,067	9,113	23,180	12,883	8,008	20,891
Year-over-year growth (decline)	9.2%	13.8%	11.0%	1.4%		64.4%
End of period full-time active students	15,873	9,747	25,620	14,833	8,369	23,202
Year-over-year growth (decline)	7.0%	16.5%	10.4%	3.2%		61.3%

	Year Ended September 30, 2024			Year Ended September 30, 2023
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	15,138	11,747	26,885	14,181	8,432	22,613
Year-over-year growth (decline)	6.7%	39.3%	18.9%	6.0%		69.1%
Average full-time active students	13,810	8,475	22,285	12,614	7,654	20,268
Year-over-year growth (decline)	9.5%	10.7%	10.0%	(1.7)%		57.9%
End of period full-time active students	15,873	9,747	25,620	14,833	8,369	23,202
Year-over-year growth (decline)	7.0%	16.5%	10.4%	3.2%		61.3%

Financial Summary by Segment and Consolidated
During fiscal 2023, in coordination with the integration of Concorde, we began to reassess our operating model to determine the organizational structure that would best help the Company achieve future growth goals and optimally support the business. Beginning in fiscal 2024, we have executed an internal reorganization to fully transition our operating and reporting model to support a multi-divisional business. As part of the internal reorganization, each of the reportable segments now have dedicated accounting, finance, information technology, and human resources teams. Additionally, human resources and information technology costs that benefit the entire organization are now allocated across UTI, Concorde and Corporate each period based upon relative headcount. As a result, additional costs have moved from Corporate into the UTI segment and to a lesser extent the Concorde segment as resources were redirected to support the segment’s objectives. Due to these changes in allocation methodology, the prior year segment amounts have been recast for comparability to the current year presentation.

	Three Months Ended September 30, 2024				Three Months Ended September 30, 2023
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$130,545	$65,813	$—	$196,358	$115,332	$54,966	$—	$170,298
Total operating expenses	100,101	59,099	11,136	170,336	100,843	51,837	7,279	159,959
Net income (loss)	28,760	6,777	(16,697)	18,840	13,048	3,169	(9,514)	6,703

	Twelve Months Ended September 30, 2024				Twelve Months Ended September 30, 2023
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$486,376	$246,311	$—	$732,687	$429,317	$178,091	$—	$607,408
Total operating expenses	408,620	225,507	39,669	673,796	386,555	167,558	31,896	586,009
Net income (loss)	71,646	21,048	(50,693)	42,001	38,324	10,700	(36,702)	12,322

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Three Months Ended September 30, 2024
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$51,261	$31,799	$4,387	$87,447
Bonus expense	771	721	360	1,852
Stock-based compensation	778	81	2,003	2,862
Total compensation and related costs	$52,810	$32,601	$6,750	$92,161

Advertising and marketing expense	$11,518	$6,545	$180	$18,243
Occupancy expense, net of subleases	8,040	4,855	165	13,060
Depreciation and amortization	5,996	1,419	347	7,762
Professional and contract services expense	2,605	2,704	3,286	8,595

	Three Months Ended September 30, 2023
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$45,751	$27,507	$2,786	$76,044
Bonus expense	4,430	742	2,333	7,505
Stock-based compensation	(107)	—	140	33
Total compensation and related costs	$50,074	$28,249	$5,259	$83,582

Advertising and marketing expense	$11,935	$5,786	$—	$17,721
Occupancy expense, net of subleases	8,090	5,982	157	14,229
Depreciation and amortization	6,124	439	3	6,566
Professional and contract services expense	2,922	1,509	2,030	6,461

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Twelve Months Ended September 30, 2024
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$197,538	$121,359	$15,857	$334,754
Bonus expense	11,803	3,507	4,977	20,287
Stock-based compensation	2,080	213	6,267	8,560
Total compensation and related costs	$211,421	$125,079	$27,101	$363,601

Advertising and marketing expense	$51,940	$25,744	$577	$78,261
Occupancy expense, net of subleases	31,068	22,012	693	53,773
Depreciation and amortization	22,917	5,158	1,249	29,324
Professional and contract services expense	10,421	9,683	11,861	31,965

	Twelve Months Ended September 30, 2023
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$183,607	$89,639	$13,777	$287,023
Bonus expense	13,284	2,594	5,141	21,019
Stock-based compensation	1,069	—	2,779	3,848
Total compensation and related costs	$197,960	$92,233	$21,697	$311,890

Advertising and marketing expense	$52,809	$19,358	$—	$72,167
Occupancy expense, net of subleases	31,442	19,626	593	51,661
Depreciation and amortization	21,113	4,077	25	25,215
Professional and contract services expense	11,856	4,968	9,110	25,934

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30, 2024
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$28,760	$6,777	$(16,697)	$18,840
Interest expense (income), net	1,689	(63)	(831)	795
Income tax expense	—	—	6,530	6,530
Depreciation and amortization	5,996	1,419	347	7,762
EBITDA	36,445	8,133	(10,651)	33,927
Integration-related costs for completed acquisitions (1)	187	730	209	1,126
Stock-based compensation expense	778	81	2,003	2,862
Restructuring costs	44	—	—	44
Facility lease accounting adjustments	—	(650)	—	(650)
Adjusted EBITDA, non-GAAP	$37,454	$8,294	$(8,439)	$37,309

	Three Months Ended September 30, 2023
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$13,048	$3,169	$(9,514)	$6,703
Interest expense (income), net	1,468	(40)	(390)	1,038
Income tax expense	—	—	2,541	2,541
Depreciation and amortization	6,124	439	3	6,566
EBITDA	20,640	3,568	(7,360)	16,848
Acquisition related costs	—	—	56	56
Integration-related costs for completed acquisitions (1)	923	419	858	2,200
Stock-based compensation expense	(107)	—	140	33
One-time costs associated with new campus openings	32	—	—	32
Adjusted EBITDA, non-GAAP	$21,488	$3,987	$(6,306)	$19,169

(1)      Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in “Integration-related costs for completed acquisitions.” In prior quarters, these costs were presented in a line labeled “Start-up costs for new campuses and program expansion.” As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Twelve Months Ended September 30, 2024
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$71,646	$21,048	$(50,693)	$42,001
Interest expense (income), net	6,135	(244)	(2,734)	3,157
Income tax expense	—	—	14,229	14,229
Depreciation and amortization	22,917	5,158	1,249	29,324
EBITDA	100,698	25,962	(37,949)	88,711
Integration-related costs for completed acquisitions (1)	1,150	2,802	2,097	6,049
Stock-based compensation expense	2,080	213	6,267	8,560
Restructuring Costs	185	—	—	185
Facility lease accounting adjustments	—	(650)	—	(650)
Adjusted EBITDA, non-GAAP	$104,113	$28,327	$(29,585)	$102,855

	Twelve Months Ended September 30, 2023
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$38,324	$10,700	$(36,702)	$12,322
Interest expense (income), net	4,682	(167)	(720)	3,795
Income tax benefit	—	—	5,765	5,765
Depreciation and amortization	21,113	4,077	25	25,215
EBITDA	64,119	14,610	(31,632)	47,097
Acquisition related costs	—	—	2,374	2,374
Integration-related costs for completed acquisitions (1)	4,061	1,686	2,838	8,585
Stock-based compensation expense	1,069	—	2,779	3,848
One-time costs associated with new campus openings	2,341	—	—	2,341
Adjusted EBITDA, non-GAAP	$71,590	$16,296	$(23,641)	$64,245

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Twelve Months Ended September 30,
	2024	2023
Net cash provided by operating activities, as reported	$85,895	$49,148
Purchase of property and equipment	(24,298)	(56,685)
Free cash flow, non-GAAP	61,597	(7,537)
Adjustments:
Cash outflow to purchase of Orlando, FL campus buildings	—	26,156
Cash outflow for acquisition-related costs	—	2,347
Cash outflow for integration-related costs for completed acquisitions(2)	6,196	7,768
Cash outflow for integration-related property and equipment(2)	4,330	10,530
Cash outflow for restructuring costs and property and equipment	632	—
Cash outflow for one-time costs associated with new campus openings	—	2,341
Cash outflow for property and equipment associated with new campus openings	—	7,484
Facility lease accounting adjustments	700	—
Adjusted free cash flow, non-GAAP	$73,455	$49,089

(2)      Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in “Cash outflow for integration-related costs for completed acquisitions” and “Cash outflow for integration-related property and equipment.” In prior quarters, these costs were presented in the lines labeled ““Cash outflow for start-up costs for new campuses and programs expansion” and “Cash outflow for property and equipment for new campuses and program expansion.” As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL
INFORMATION FOR FISCAL 2024 GUIDANCE
(In thousands)
(Unaudited)

For each of the non-GAAP reconciliations provided for fiscal 2025 guidance, we are reconciling to the midpoint of the guidance range. The adjustments reflected below for fiscal 2025 are illustrative only and may change throughout the year, both in amount or the adjustments themselves.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Fiscal 2025 Guidance

Twelve Months Ended
September 30,
2025
Net income	~ $54,000
Interest (income) expense, net	~ 1,000
Income tax expense	~ 20,000
Depreciation and amortization	~ 33,000
EBITDA	~ 108,000
Acquisition related costs(1)	~ 3,000
Stock-based compensation expense	~ 9,000
Restructuring costs	~ 2,000
Adjusted EBITDA, non-GAAP	~ $122,000
FY 2025 Guidance Range	$120,000 - $124,000

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow for Fiscal 2025 Guidance

Twelve Months Ended
September 30,
2025
Net cash provided by operating activities	~ $110,000
Purchase of property and equipment	~ (55,000)
Free cash flow, non-GAAP	~ 55,000
Adjustments:
Cash outflow for acquisition related costs(1)	~ 3,000
Cash outflow for restructuring costs and property and equipment	~ 2,000
Adjusted free cash flow, non-GAAP	~ $60,000
FY 2025 Guidance Range	$58,000 - $62,000

(1)     FY25 projected spend on acquisition related costs is an estimate and is fully contingent on whether the Company pursues an acquisition this year.